Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2014 Equity Incentive Plan of Zevra Therapeutics, Inc. of our report dated April 1, 2024, with respect to the consolidated financial statements of Zevra Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orlando, Florida

April 1, 2024